EXHIBIT 10.36

                                  CONFIDENTIAL
                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

     WHEREAS, the parties hereto, DePuy AcroMed, Inc., and DePuy, Inc. (collectively "DePuy") and Osteotech, Inc. ("Osteotech"), desire to resolve by settlement the litigation styled Osteotech Inc., Defendant, Counterclaim Plaintiff and Third-Party Plaintiff v. DePuy Motech, Inc. and DePuy, Inc., pending as third-party claims in civil action No. CV99-10111-MRP(CTX) (formerly CV9868 AHS(EEX)) in the United States District Court for the Central District of California (the "Litigation"); and

     WHEREAS, the parties desire to resolve by settlement of the Litigation all disputes known or posited currently to exist between them, and those that may be reasonably contemplated, relating to DePuy's sale of the Dynagraft products which are alleged in the Litigation to infringe United States Patent Nos.
5,290,558 and 5,284,655, Dynagraft Gel and Dynagraft Putty (the "accused products" or the "accused Dynagraft products"). The "accused products" do not include Dynagraft DBM Granules, Dynagraft Matrix 45 or Dynagraft Matrix 30.

     NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements set forth herein and other good and valuable consideration, DePuy and Osteotech MUTUALLY SPECIFY AND AGREE THAT:

     1. Osteotech agrees to execute and file in the form of attached Exhibit A a stipulated dismissal with prejudice of all claims and related requests for compensatory and exemplary damages, attorneys' fees, costs and interest expenses Osteotech has asserted, could have asserted or sought leave to assert against DePuy in the Litigation arising from or related to DePuy's


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alleged infringement of United States Patent Nos. 5,290,558 and 5,284,655 caused by or related to DePuy's sale of the accused Dynagraft products. Upon such dismissal DePuy will no longer participate in the Litigation, except as required by law. That dismissal shall not be filed with the Court until the time of any public disclosure by Osteotech pursuant to paragraph 13 below or 4:00 p.m. in New York on November 11, 1999, whichever is earlier.

     2. Osteotech hereby releases, acquits, discharges and covenants not to sue DePuy AcroMed, Inc., DePuy, Inc., DePuy Orthopaedics, Inc., Johnson & Johnson and their affiliates, parents, subsidiaries, officers, directors, shareholders, employees, agents and attorneys (collectively the "DePuy Parties") and any physicians and hospitals from any and all claims, causes of action, rights, allegations, liabilities or damages whatsoever arising out of the alleged infringement by DePuy or any such physicians or hospitals of the United States Patent Nos. 5,290,558 and 5,284,655 patents and any other applicable United States patents owned by Osteotech caused by or related to DePuy's sale or promotion of the accused Dynagraft products for the time period through February 4, 2000.

     3. Osteotech hereby releases, acquits, discharges and covenants not to sue the DePuy Parties and any physicians and hospitals from any and all claims, causes of action, rights, allegations, liabilities or damages whatsoever relating to or arising from DePuy's sale or promotion of the accused Dynagraft products for the time period through February 4, 2001 based upon heretofore undisclosed existing Osteotech inventions for which patent protection has been or may be obtained ("current patent applications"). The release contained in this paragraph 3 and in the previous paragraph 2 shall not apply to or be effective with respect to any sale or promotion of the accused Dynagraft products by any of the DePuy Parties after February 4, 2001 or the sale or promotion of any other products by any of the DePuy Parties at any time.



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     4. The DePuy Parties hereby release,  acquit, discharge and covenant not to sue Osteotech, its affiliates, subsidiaries, officers, directors, shareholders, employees, agents and attorneys (collectively, the "Osteotech Parties") from any and all claims, causes of action, rights, allegations, liabilities or damages whatsoever which any of the DePuy Parties has asserted, could have asserted or sought leave to assert against any of the Osteotech Parties in the Litigation arising out of or related to any sale or promotion of the accused Dynagraft products by any of the DePuy Parties.

     5. This Agreement is entered into solely for the purpose of avoiding the burden and expense of further litigation and neither it, nor any statements or recitations in it, nor any negotiations leading up to it, is intended to be, or should be construed as, an admission of fact or liability on the part of any party.

     6. In connection with any legal or administrative proceeding related to the accused Dynagraft products, the DePuy Parties will not contest Osteotech's claims that United States Patent Nos. 5,290,558 and 5,284,655 are valid and infringed by the accused Dynagraft products.

     7. Except as specifically provided herein, the parties expressly agree and understand that this Settlement Agreement does not extend to any other person or entity (whether a party to the present litigation or not, or that person's or entity's agents, servants, or attorneys), and that it does not affect Osteotech's rights against any other person or entity (whether a party to the present litigation or not, or that person's or entity's agents, servants, or attorneys), that Osteotech may charge with infringement of United States Patent Nos. 5,290,558 and/or 5,284,655. Specifically, by releasing the DePuy Parties and physicians and hospitals in this agreement, Osteotech is not releasing
GenSci  Regeneration  Laboratories,   Inc.  or  its  parents,   subsidiaries  or

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

affiliated companies ("GenSci") or waiving any of its claims against GenSci, or any other person or entity.

     8. The terms of this Confidential Settlement Agreement shall be governed, construed and enforced in accordance with the laws of the State of New Jersey, without regard to contrary New Jersey conflict of laws provisions.

     9. This Confidential Settlement Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators and assigns.

     10. Within ten (10) days of execution of this Confidential Settlement Agreement by both parties, DePuy shall pay Osteotech the sum of Two Million Dollars ($2,000,000.00) by delivery to Osteotech of a certified or cashier's check or the wire transfer of such funds to an account designated by Osteotech.

     11. In addition, DePuy shall pay Osteotech a further sum of One Million Dollars ($1,000,000.00) as follows:

                           $250,000.00 on March 31, 2000;
                           $250,000.00 on June 30, 2000;
                           $250,000.00 on September 30, 2000; and
                           $250,000.00 on December 31, 2000.

However, with respect to the payments outlined in this paragraph, each of the quarterly payments shall be payable only if DePuy sells some accused product during the quarter ending on the date on which the payment is due. If DePuy sells no accused product during a quarter, that quarterly payment is forgiven.



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

     12. The DePuy Parties agree to stop selling the accused products and any other flowable product that contains demineralized osteogenic bone powder in a polyhydroxy (e.g., Pluronic F127) carrier on the earlier of (a) February 4, 2001 or (b) the end of any quarter in which DePuy owes no payments under Paragraph
11. However, if Osteotech settles with GenSci and permits GenSci to continue to manufacture and sell the accused products, then DePuy shall not be bound to stop selling the accused products after February 4, 2001, but shall be free to sell said products without further payment to Osteotech.

     13. The parties understand and agree that the terms and conditions of this Confidential Settlement Agreement and Release shall be kept strictly confidential and shall not be disclosed, or caused to be disclosed, by Osteotech or DePuy or by any of their officers, directors, employees, agents, attorneys, or by any affiliates, or officers, directors, employees, agents, attorneys of affiliates, except as set forth in this paragraph 13 and except as required by court order or law or regulation. Osteotech shall make no disclosure until either (a) 4:00 p.m. in New York on the day that DePuy has advised Osteotech that DePuy will disclose the existence of this agreement to GenSci (DePuy agrees to give Osteotech 24 hours advance notice of its intent to so disclose to GenSci and Osteotech agrees DePuy may so disclose any terms of this agreement to GenSci), (b) 4:00 p.m. in New York on November 11 or (c) the public disclosure of the existence or terms of this agreement without the fault of the Osteotech Parties, whichever is the earliest. At that time, Osteotech may make a public disclosure consistent with the terms of this agreement. After a public disclosure by Osteotech, DePuy may make public disclosures about this agreement consistent with the terms of this agreement.

     14. The persons executing this Settlement Agreement on behalf of Osteotech and DePuy each represent and warrant that they have full and complete authority to do so.



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

     15. DePuy agrees that the breach of this Settlement Agreement by any of the Depuy parties resulting or arising from any such party continuing to sell accused products or any other flowable product that contains demineralized osteogenic bone powder in a polyhydroxy (e.g., Pluronic F127) carrier after February 4, 2001, will result in irreparable harm to Osteotech and that Osteotech shall have the right to seek immediate injunctive relief in the event of such actual or threatened breach, in addition to any other legal remedies that may be available to Osteotech, and without the need to post a bond. Notwithstanding the foregoing, in any action for injunctive relief the DePuy Parties do not waive or Limit their rights to assert defenses concerning the unenforceability of paragraph 12 in the event the United States Patent Nos. 5,290,558 and 5,284,655 are declared non-infringed by the accused Dynagraft products, invalid or unenforceable by a court of competent jurisdiction in a final, non-appealable judgment.

     16. The parties declare and represent: (1) No promise, representation, inducement or agreement not expressed in this Confidential Settlement Agreement has been made to either of them; (2) They are not relying on any promise, representation, inducement or agreement in entering into this Confidential Settlement Agreement except as expressly set forth in this Settlement Agreement;
(3) This Confidential Settlement Agreement (and its attached Exhibit A) contain the entire agreement between the parties relating to its subject matter; (4) The parties have consulted with counsel of their own choosing prior to entering into this Confidential Settlement Agreement; and (5) The terms of this Confidential Settlement Agreement are contractual and not mere recitals.

     17.  The  parties  agree to  jurisdiction  and venue in the  United  States
District Court for the District of New Jersey for all disputes arising out of this Agreement.


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

         IN WITNESS HEREOF, this Settlement Agreement is executed by the parties:

DATED: November 2, 1999                     Dated: November 2, 1999

OSTEOTECH, INC.                             DEPUY ACROMED, INC.

By:  /s/Richard W. Bauer                    By: /s/Earl R. Fender, Jr.
     ------------------------------             --------------------------------
       Its: Chief Executive Officer              Its: President


                                            Dated: November 2, 1999

                                            DEPUY, INC.

                                            By: /s/Donald E. Knebel
                                                --------------------------------
                                                  Its: Attorney

APPROVED AS TO SUBSTANCE AND FORM:

DORSEY & WHITNEY, LLP                       BARNES & THORNBURG

By: /s/Kevin T. Collins                     By: /s/Donald E. Knebel
    -------------------------------             --------------------------------
       One of the Attorneys on              One of the Attorneys on
       behalf of Osteotech, Inc.              behalf of DePuy AcroMed, Inc.
                                              and DePuy, Inc.


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


EXHIBIT A
ALAN H. BOON
BERGER, KAHN, SHAFTON, MOSS,
FIGLER SIMON & GLADSTONE
2 Park Place, Suite 650
Irvine, California 92614-8516
Telephone: (949) 474-1880
Facsimile:  (949) 474-7265

Daniel P. Albers
Melissa A. Vallone
BARNES & THORNBURG
200 West Madison - Suite 2610
Chicago, IL 60606
Telephone: (312) 357-1313
Facsimile:  (312) 214-8831
Attorneys for Third Party Defendants
DEPUY, INC. and DEPUY ACROMED, INC.

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

------------------------------------------
OSTEOTECH, INC.,                          )
                                          )
                  Defendant, Counterclaim )
                  Plaintiff and Third     )
                  Party Plaintiff         )
                                          )
       v.                                 )   Case No.: CV-99-10111-MRP(CTX)
                                          )
GENSCI REGENERATION SCIENCES, INC.,       )
                                          )
DePuy MOTECH, INC. and DEPUY, INC.,       )
                                          )
                  Third Party Defendants. )
------------------------------------------)

                         AGREED FINAL ORDER OF DISMISSAL

     Defendant, Counterplaintiff and Third Party Plaintiff, Osteotech, Inc. ("Osteotech") and Third Party Defendants DePuy AcroMed, Inc., incorrectly sued as DePuy Motech, Inc. and DePuy, Inc. (collectively, "DePuy"), through settlement negotiations, having compromised and


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resolved their disputes, and the Court having been advised that a Settlement has been reached by said parties;

     IT IS HEREBY ORDERED THAT:

     1. Osteotech's Third-Party Complaint against DePuy AcroMed, Inc. and DePuy, Inc. is dismissed with prejudice;

     2. In approving this Agreed Order, neither party admits any liability, culpability nor fault with respect to the allegations in any pleading filed or sought to be filed in this Action;

     3. Each party shall bear its own costs, attorneys' fees and other expenses relative to this Action; and

     4. The Court finds pursuant to Federal Rule of Civil Procedure 54(b) that there is no just reason to delay enforcement of or appeal from this Order and the Court directs the clerk to enter judgment on this Order.


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     IT IS SO ORDERED:
Dated:____________,1999        Entered: /s/ Mariana P. Pfaelzer
                                        -----------------------------------
                                        The Honorable Mariana P. Pfaelzer
                                        United States District Court Judge
AGREED AS TO FORM:

/s/Mark Sullivan               /s/Donald E. Knebel and /s/Daniel P. Albers
Attorneys for Defendant        Attorneys for Third-Party Defendants
Third-Party Plaintiff          DEPUY ACROMED, INC. (incorrectly sued as
OSTEOTECH, INC.                DEPUY MOTECH, INC.) and DEPUY, INC.

Mark Sullivan                  Donald E. Knebel
Dorsey & Whitney LLP           Daniel P. Albers
650 Town Center Drive          Barnes & Thornburg
Suite 1850                     2600 Chase Plaza
Costa Mesa, CA 92626           10 South LaSalle Street
(714) 662-7300                 Chicago, Illinois 60603
                               (312) 357-1313


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